EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Proxy Statement on Schedule 14A, filed on August 17, 2015, of Cicero Inc. and subsidiaries (the “Company”) of our report dated March 31, 2015, with respect to the consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K, as of and for the years ended December 31, 2014 and 2013, filed on March 31, 2015.

/s/ CHERRY BEKAERT LLP

Raleigh, North Carolina
August 17, 2015